Exhibit 15

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated August 2, 2006, on our review of interim financial statements of Pocahontas Bancorp, Inc. for the period ended June 30, 2006, is included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas

November 30, 2006